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                                                                     Exhibit 4.5

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                             STOCK PURCHASE WARRANT




                          To Purchase Common Stock of




                             TELECHIPS CORPORATION





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                                                                     Exhibit 4.5




THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPTION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

NO. 1

           Void after 5:00 P.M. New York Time, on September 16, 1999
               Warrant to Purchase ______ Shares of Common Stock.



                  REDEEMABLE WARRANT TO PURCHASE COMMON STOCK

                                       OF

                             TELECHIPS CORPORATION



         FOR VALUE RECEIVED, _____________________ ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from TELECHIPS CORPORATION, a Nevada corporation (the "Company"), ______________ (______) fully paid, validly issued, nonassessable shares of the Company's Series A Common Stock, par value $0.01 per share (the "Common Stock"), at a price of $1.00 per share at any time or from time to time during the period from September 16, 1994 until 5:00 P.M., New York City Time on September 16, 1999, subject to the Company's right to redeem this Warrant pursuant to Section (k) hereof. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". This Warrant is being issued in connection and
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simultaneously with the issuance on the date hereof to the Holder of a promissory note in the amount of One Hundred Thousand Dollars ($100,000.00).

                 (a)      EXERCISE OF WARRANT.

         This Warrant may be exercised in whole or in part at any time or from time to time on or after September 16, 1994 and until September 16, 1999, subject to the Company's right to redeem this Warrant pursuant to Section (k) hereof (the "Exercise Period"), provided, however, that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to September 16, 1999, the Holder shall have the right to exercise this Warrant commencing at such time through September 16, 1999 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                 (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

                 (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:





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                          (1)     If the Common Stock is listed on a National
                 Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

                          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                 (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not transferable without the consent of the Company in its sole discretion (other than by will or pursuant to the laws of descent and distribution), and may not be assigned or hypothecated, by the Holder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                 (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.





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                 (f)      ANTI-DILUTION PROVISIONS.  The Exercise Price in
effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                          (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                          (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection
                 (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                          (3) All calculations under this Section (f) shall be made to the nearest cent or to the nearest share, as the case may be.

                          (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at his last addressee appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.





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                          (5)     Irrespective of any adjustments in the
                 Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

                 (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

                 (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                 (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as





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a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

                 (j)      REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                          (1) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "Holders") by written notice at least four weeks prior to the filing of any registration statement or post-effective amendment thereto under the Securities Act of 1933 (the "Act") covering securities of the Company and will for a period of five (5) years, upon the request of any such Holder, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, use its best efforts to qualify the Warrant Shares for sale in such states as the Holder may reasonably designate and do any and all other acts and things which may be reasonably necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection (2)(C) of this Section (j). If, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Warrant Shares requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a





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                 portion of the Warrant Shares which it has been requested to register. If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Warrant Shares to be offered by requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the requesting Holders) as the original number of Registrable Securities proposed to be sold by the requesting Holders bears to the total original number of securities proposed to be offered by the requesting Holders and the other selling security holders. The Holder shall furnish information and indemnification as set forth in Subsection (2)(C) of this Section (j).

                         (2) The following provision of this Section (j) shall also be applicable:

                                  (A)      The Company shall bear the entire
                          cost and expense of any registration of securities initiated by it under Subsection (1) of this Section
                          (j) notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. The Holder, however, shall bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                                  (B) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section (j) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder or underwriter expressly for use therein, which indemnification shall include each





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                          person, if any, who controls any such underwriter
                          within the meaning of such Act provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished or required, to be furnished by the Holder specifically for use in the preparation thereof.

                                  (C)      Each Holder, if requested by the
                          Company and the managing underwriter of any such public offering by the Company, shall agree not to sell publicly or otherwise transfer or dispose of any Warrant Shares for a specified period of time (not to exceed six (6) months) following the effective date of such Registration Statement provided, that such agreement shall only apply to the Company's initial public offering of its securities.

                                  The Company's agreements with respect to
                          Warrant Shares in this Section (j) shall continue in effect regardless of the exercise and surrender of this Warrant.

                 (k)      REDEMPTION.

                          (1) At any time, on not less than thirty (30) days notice, this Warrant may be redeemed, at the option of the Company, at a redemption price of $.05 per Warrant, provided the market price of the Common Stock receivable upon exercise of such Warrant shall exceed $6.00 per share (the "Target Price"), subject to adjustment as set forth in Section k(5), below. Market price for the purpose of this Section (k) shall mean (i) the average closing bid price, for any ten (10) out of fifteen (15) consecutive business days, ending within fifteen (15) days of the date of the notice of redemption, which notice shall be mailed no later than five days thereafter, of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotation System or (b) the last reported sale price, for any ten (10) out of fifteen (15) consecutive business days, ending within fifteen (15) days of the date of the notice of redemption, which notice shall be mailed no later than five days thereafter, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange. All Warrants must be redeemed if any are redeemed.

                          (2) The notice of redemption shall specify (a) the redemption price, (b) the date fixed for redemption, (c) the place where the Warrant shall be





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                 delivered and the redemption price paid, and (d) that the
                 right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrant shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (x) to whom notice was not mailed or (y) whose notice was defective. An affidavit of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                          (3) Any right to exercise this Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Holder of the Warrant shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

                          (4) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the Redemption Date such Warrants shall expire and become void and all rights hereunder, except the right to receive payment of the redemption price, shall cease.

                          (5) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.





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    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President.


                                                 TELECHIPS CORPORATION



                                                 By
                                                   -----------------
                                                    C. A. Burns
                                                    President
[SEAL]



Dated:  As of September 16, 1994


Attest:


----------------------------------
Hans Junker
Secretary






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                                 PURCHASE FORM


                                                Dated _____________, 19__

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ shares of Common Stock and hereby makes payment of ___________ in payment of the actual exercise price thereof.

                                   __________


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name________________________________________________________________
         (Please typewrite or print in block letters)


Address ____________________________________________________________



Signature___________________________________________________________





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